COACHMEN INDUSTRIES, INC.

2831 Dexter Drive • P.O. Box 3300 • Elkhart, Indiana 46515 • 574/262-0123 • Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, July 30, 2007

COACHMEN INDUSTRIES, INC. ANNOUNCES SECOND QUARTER LOSS, PROFITS FOR THE HOUSING GROUP AND INCREASED RV MARKET SHARE

Elkhart, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the second quarter and six months ended June 30, 2007.

“In face of continued severe contraction of the markets in both our market segments, we must report a loss for the second quarter even though we also continue to experience market share gains in the RV segment, and we returned to profitability in the Housing segment,” commented Richard M. Lavers, President and Chief Executive Officer.  “The market declines of 2006 have continued this year, and for the first six months of 2007, total industry shipments of all RV types fell another 12.9%, while in housing, single-family housing starts fell 21.6% from June 2006.  These continued market declines caused considerable damage to our financial results.  Despite these market conditions, it is noteworthy that our sales for the second quarter were down a comparatively modest 3.6% from 2006.  Through May we achieved retail market share gains in Class C and Rear Diesel Class A motorhomes, travel trailers and fifth-wheels.  The Housing Group was profitable for the quarter.  We also continued to reduce total inventory levels by $11.3 million from last quarter.”

Sales for the second quarter were $149.8 million, vs. $155.3 million reported for the same period last year.  However, gross profits fell due to increased discounting and lower overhead absorption as a result of reduced production volumes within the RV Group.  Selling, general and administrative expenses increased $2.3 million from last year, due in part to the timing of the RV Group’s dealer seminar which occurred in second quarter of 2007, as opposed to the third quarter of 2006.  In addition, enhancements to the Housing Group’s builder incentives resulted in a net increase in expenses accrued in the second quarter.  The Company also incurred significant legal expenses due to litigations arising from efforts to recover damages caused by the sidewall lamination and camping trailer lift system issues of 2005.  Resulting pre-tax loss for the second quarter was $11.1 million compared with a pre-tax profit of $0.7 million in 2006.  However, 2007 quarter did not include any significant pre-tax gains on the sale of assets, whereas results for the second quarter of 2006 included $3.4 million in gains on the sale of assets.  Further, results for 2007 included a non-cash charge of $3.9 million for impairment of goodwill associated with the RV Group as discussed below.

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

Due to a combination of the continued weakness in the RV market and continued losses incurred by the RV Group, financial accounting standards required the Company to perform an interim goodwill impairment evaluation of the goodwill associated with the RV Group.  Based on this evaluation and despite management’s expectation that the RV market and the performance of the RV Group will improve in the future, the Company determined that it was necessary to recognize an impairment of the goodwill associated with the RV Group, resulting in a non-cash charge of $3.9 million during the quarter.  The remaining goodwill on the Company’s books of $13.0 million relates entirely to the Housing Group.  There is no impairment of the Housing Group goodwill.  The respective impacts on operating results for 2007 and 2006 of the gains and impairments mentioned above are presented in the following reconciliation:

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006
GAAP pre-tax income/(loss) from continuing operations	$ (11,117)	$ 679
Gains on sales of assets	(22)	(3,372)
Impairment charge	3,872	-
Adjusted non-GAAP pre-tax loss from continuing operations	$ (7,267)	$ (2,693)

As a result, at the bottom line, the Company reported a net loss from continuing operations of $10.1 million, or $0.64 per share, versus net income from continuing operations of $0.5 million, or $0.03 per share in the second quarter of 2006.

Recreational Vehicle Group

“A tough market that has put additional pressure on margins took a severe toll on the RV Group’s financial results for the second quarter.  However, we experienced solid gains in retail market share as a result of our new products introduced over the last nine months.  This reversal of our market share trend is a very encouraging result from the actions taken since late last year,” said Michael R. Terlep, President of the Coachmen RV Group.  “The Group’s margins were reduced largely as a result of discounts and expenses associated with the sell down of 2007 models as we transitioned sales and production to 2008 model-year products.  In addition, our capacity utilization resulted in reduced overhead absorption, which also contributed to the disappointing margins, as did extraordinary legal expenses incurred to recover costs relating to the camping trailer lift system and sidewall lamination issues that occurred in 2005.”

The Company’s Recreational Vehicle Group reported sales of $111.2 million during the second quarter of 2007, up slightly from the $111.1 million reported for the same period last year.  Gross margins for the RV Group fell due to increased discounts and lower fixed cost leverage with lower capacity utilization levels as well as a shift in product mix towards products with lower margins.  Including the goodwill impairment charge, the RV Group generated a pre-tax loss from continuing operations for the quarter of $12.3 million compared with a pre-tax loss of $5.3 million for the year-ago quarter.  The RV Group continued to effectively manage its inventory levels, reducing finished goods inventory by $6.0 million from the end of the first quarter.  Total RV finished goods inventory now stands at $23.8 million.

Housing and Building Group

The continued nationwide softening of the housing market along with growing concerns over the impact of sub-prime lending on the overall market continued to adversely impact the Housing Group, particularly in its core Midwestern markets.  “We continued to make progress in developing growth opportunities beyond our traditional scattered-lot single-family business in the second quarter,” commented Housing Group President Rick Bedell.  “We increased production of the second phase of the Fort Bliss barracks project at our Iowa plant and we expect to complete final deliveries in the third quarter.  We are in various stages of securing other major projects for both military and commercial customers and expect the final awards of those projects to be announced in the coming months.  We also continued to develop new marketing and promotional programs for single-family homes, such as the recently implemented ‘All American Welcome Home’ program for military personnel, in an effort to mitigate the impact of the overall slowdown in the broader housing market.”

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

For the quarter, the Housing Group reported sales of $38.5 million, down from $44.2 million in the second quarter of 2006 due entirely to the continued weakness in the single-family housing market.  This 12.8% decrease in sales compares favorably to the 21.6% industry decline in housing starts.  Despite the lower sales level, gross profit margin improved to $6.1 million, or 15.7% of sales from $6.8 million, or 15.4% of sales in the second quarter of 2006.  The improvement in gross margin was due to a combination of a shift in product mix as well as incremental production efficiencies associated with military housing.  Operating expenses rose to $5.0 million from $4.3 million last year due in large part to increased builder incentives incurred in the quarter which were not present in 2006.  The Housing Group generated a pre-tax profit of $1.1 million, compared with $2.4 million for the year-ago quarter.

Coachmen Industries will conduct a conference call to discuss its financial results in this release at 10:00 a.m. (Eastern Time), Tuesday, July 31, 2007.  Members of the news media, investors and the general public are invited to access a live broadcast of the conference call over the internet at www.earnings.com.  The online replay will be available at approximately 12:00 p.m. (Eastern Time) and continue for 30 days.

Coachmen Industries, Inc. is one of America’s leading manufacturers of recreational vehicles, systems-built homes and commercial buildings, with prominent subsidiaries in each industry.  The Company’s well-known RV brand names include COACHMEN®, GEORGIE BOY™, SPORTSCOACH® and VIKING®.  Through ALL AMERICAN HOMES®, Coachmen is one of the nation’s largest producers of systems-built homes, and also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ products.  Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the ticker COA.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain.  Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, increased interest rates the availability for floorplan financing for the Company’s recreational vehicle dealers and corresponding availability of cash to Company, uncertainties and timing with respect to sales resulting from recovery efforts in the Gulf Coast, uncertainties regarding the impact on sales of the disclosed restructuring steps in both the recreational vehicle and housing and building segments, the ability of the company to generate taxable income in future years to utilize deferred tax assets and net operating loss carry-forwards available for use, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, price volatility of raw materials used in production, the Company’s dependence on chassis and other suppliers, the availability and cost of real estate for residential housing, the supply of existing homes within the company’s markets, the impact of home values on housing demand, the impact of sub-prime lending on the availability of credit for the broader housing market, the ability of the Housing and Building Group to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, dependence on significant customers within certain product types, consolidation of distribution channels in the recreational vehicle industry, consumer confidence, uncertainties of matters in litigation, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:

     Colleen Zuhl

Jeffery A. Tryka, CFA

     Chief Financial Officer

Director of Planning and Investor Relations

     574-262-0123

574-262-0123

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

Coachmen Industries, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net sales	$ 149,763	$ 155,321	$ 280,006	$ 317,875

Gross profit - $	5,994	8,070	7,420	14,483
Gross profit - %	4.0%	5.2%	2.6%	4.6%

GS&A - $	12,915	10,574	24,962	18,603
GS&A - %	8.6%	6.8%	8.9%	5.9%

Goodwill impairment - $	3,872	-	3,872	-
Goodwill impairment - %	2.6%	0.0%	1.4%	0.0%

(Gain) on sale of property - $	(22)	(3,372)	(467)	(6,048)
(Gain) on sale of property - %	(0.0)%	(2.2)%	(0.2)%	(1.9)%

Operating income/(loss) - $	(10,771)	868	(20,947)	1,928
Operating income/(loss) - %	(7.2)%	0.6%	(7.5)%	0.6%

Other expense	346	189	619	631

Pre-tax income/(loss) from continuing operations - $	(11,117)	679	(21,566)	1,297
Pre-tax income/(loss) from continuing operations - %	(7.4)%	0.4%	(7.7)%	0.4%

Tax expense/(credit)	(994)	199	(995)	413

Net income/(loss) from continuing operations	(10,123)	480	(20,571)	884

Loss from discontinued operations (net of taxes)	-	(176)	-	(505)
Gain on sale of discontinued operations (net of taxes)	-	-	-	2,835

Net income/(loss)	(10,123)	304	(20,571)	3,214

Earnings/(loss) per share - basic and diluted
Continuing perations	(0.64)	0.03	(1.31)	0.06
Discontinued operations	-	(0.01)	-	0.15
Net income/(loss) per share	(0.64)	0.02	(1.31)	0.21

Earnings (Loss) per Share - Diluted
Continuing Operations
Discontinued Operations
Net Earnings (Loss) per Share

Weighted average shares outstanding
Basic	15,726	15,625	15,722	15,611
Diluted	15,726	15,643	15,722	15,634

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

Coachmen Industries, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

ASSETS	June 30,	December 31,
Current Assets	2007	2006

Cash and cash equivalents	$3,255	$2,651
Accounts receivable	38,840	25,874
Inventories	74,871	83,511
Refundable income taxes	3,218	10,820
Prepaid expenses and other	4,185	6,289
Deferred income taxes
Assets held for sale	-	288

Total Current Assets	124,369	129,433

Property, plant & equipment, net	55,640	57,018

Goodwill	12,993	16,865

Cash value of life insurance, net of loans	33,748	31,119

Deferred income taxes

Note receivable	6,180	6,269

Other	2,364	2,430

Total Assets	$235,294	$243,134

LIABILITIES & SHAREHOLDERS' EQUITY	June 30,	December 31,
Current Liabilities	2007	2006
ST borrowings & current portion of LT debt	$14,404	$10,361
Accounts payable, trade	31,293	16,998
Floor plan notes payable	4,404	4,156
Accrued income taxes	15	18
Other accruals	31,322	35,116

Total Current Liabilities	81,438	66,649

Long-term debt	3,794	3,862

Postretirement deferred compensation benefits	8,051	7,768

Deferred income taxes	2,865	4,524

Other	1	-

Total Liabilities	96,149	82,803

Shareholders' Equity	139,145	160,331

Total Liabilities and Shareholders' Equity	$235,294	$243,134

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

Coachmen Industries, Inc.
Condensed Consolidated Statements of Cash Flows

(In Thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006

Net income/(loss)	$(20,571)	$3,214
Depreciation	3,011	3,292
Deferred income tax provision/(benefit)	(1,659)	1,658
Goodwill impairment charge	3,872	-
Changes in current assets and liabilities	14,615	(15,287)
Net Cash Used in Operations	(732)	(7,123)

Net Cash Provided by/(Used in) Investing Activities	(2,016)	18,923

Net borrowings/(repayments)	4,223	(9,053)
Net issuance of stock	73	141
Dividends paid	(944)	(1,877)
Other
Net Cash Provided by/(Used in) Financing Activities	3,352	(10,789)

Increase in Cash and Cash Equivalents	604	1,011

Beginning of period cash and cash equivalents	2,651	2,780

Ending of Period Cash and Cash Equivalents	$3,255	$3,791

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Coachmen Industries, Inc. Announces Second Quarter Results

July 30, 2007

Coachmen Industries, Inc.
Quarterly Segment Data
(In Thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Sales
Recreational Vehicle	$111,227	$111,110	$215,379	$230,964
Housing	38,535	44,211	64,627	86,911
Total	$ 149,762	$ 155,321	$ 280,006	$ 317,875
Gross Profit
Recreational Vehicle	$(69)	$1,278	$(935)	$2,584
Housing	6,063	6,792	8,355	11,899
Other	-	-	(1)	1
Total	$ 5,994	$ 8,070	$ 7,420	$ 14,483
Gross Profit Percentage
Recreational Vehicle	(0.1)%	1.2%	(0.4)%	1.1%
Housing	15.7%	15.4%	12.9%	13.7%
Other
Total	4.0%	5.2%	2.6%	4.6%
Operating Expenses
Recreational Vehicle	$12,181	$6,603	$19,253	$10,258
Housing	5,016	4,301	10,037	9,299
Other	(432)	(3,702)	(923)	(7,002)
Total	$ 16,765	$ 7,202	$ 28,367	$ 12,555
Operating Expense Percentage
Recreational Vehicle	11.0%	5.9%	8.9%	4.4%
Housing	13.0%	9.7%	15.5%	10.7%
Other
Total	11.2%	4.6%	10.1%	3.9%
Operating Income/(Loss)
Recreational Vehicle	$(12,250)	$(5,325)	$(20,188)	$(7,674)
Housing	1,047	2,491	(1,681)	2,599
Other	432	3,702	922	7,003
Total	$ (10,771)	$ 868	$ (20,947)	$ 1,928

Pre-Tax Income/(Loss) from Continuing Operations
Recreational Vehicle	$(12,270)	$(5,356)	$(20,315)	$(8,025)
Housing	1,096	2,445	(1,581)	2,588
Other	57	3,590	330	6,734
Total	$ (11,117)	$ 679	$ (21,566)	$ 1,297

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